UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 12, 2006
JOHN B. SANFILIPPO & SON, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19681 (Commission File Number)	36-2419677 (I.R.S. Employer Identification Number)
2299 Busse Road, Elk Grove Village, Illinois 60007
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (847) 593-2300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 — Entry into a Material Definitive Agreement
SIGNATURE
Item 1.01 — Entry into a Material Definitive Agreement.
On October 12, 2006, the Compensation, Nominating and Corporate Governance Committee (the “Committee”) approved the fiscal 2007 Incentive Compensation Program for certain employees of the Company. The fiscal 2007 Incentive Compensation Program applies to certain of the Company’s named executive officers identified in the Company’s 2006 annual meeting proxy statement, including Jasper B. Sanfilippo, our Chairman and Chief Executive Officer, Michael J. Valentine, our Executive Vice President — Finance, Chief Financial Officer and Secretary, Jeffrey T. Sanfilippo, our Executive Vice President — Sales and Marketing, James A. Valentine, our Executive Vice President - Information Technology, and Jasper B. Sanfilippo, Jr., our Executive Vice President — Operations (collectively, the “Named Executive Officers”), as well as certain other officers and employees of the Company. The following is a description of the fiscal 2007 Incentive Compensation Program that was approved by the Committee.
Fiscal Year 2007 Annual Incentive Program (the “Incentive Program”)
The Committee approved the participants and relevant measurement criteria under the Company’s Incentive Program. The Incentive Program was adopted in order attract and retain talent, reward officers and other salaried employees of the Company for the Company’s performance during fiscal 2007 and to further align employee interests with those of the Company’s stockholders. The level of incentive compensation is based upon achievement of goals related to net income, unit volume growth, return on average invested capital and employee safety (collectively, the “Factors” or individually a “Factor”). The employees eligible to participate in the Incentive Program are divided into categories and the relative weighting of the Factors is varied among the categories to reflect the relative importance of the Factors to each employee category. Employee safety is only a Factor for eligible operations employees. If the Company’s performance on any Factor is below the threshold performance levels, that portion of the incentive compensation will be reduced, and if the Company’s performance is below 80% of the goal for a particular Factor, no incentive compensation will be earned with respect to that Factor. If the 80% threshold is not achieved for the net income Factor, then no incentive compensation will be awarded regardless of the performance on the other determining Factors. However, if the 80% threshold is not achieved for the net income Factor, a discretionary bonus pool totaling $100,000 may be paid to non-Named Executive Officer employees. The maximum award any such individual could receive is $10,000.
Under the Company’s fiscal 2006 Incentive Compensation Program, the level of incentive compensation was based upon achievement of goals related to the growth in net income, growth in revenue, return on average invested capital and employee safety. For the fiscal 2007 Incentive Compensation Program, the Committee eliminated growth in revenue as a factor and replaced it with unit volume growth because the Committee believes that unit volume growth is a more relevant factor than growth in revenue for fiscal 2007. Due to the Company’s performance in fiscal 2006, none of the Company’s employees were eligible for incentive compensation, and accordingly, the Committee did not award any incentive compensation for fiscal 2006. Depending on the Company’s performance relative to the measurement Factors, and assuming the Company achieves 80% of its net income goal, each Named Executive Officer will be eligible to receive incentive compensation of between 30% and 90% of his base salary.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN B. SANFILIPPO & SON, INC.
October 17, 2006	By:	/s/ Michael J. Valentine
Michael J. Valentine
Executive Vice President Finance, Chief Financial Officer and Secretary